Exhibit 99.1

OLB Group Authorizes Share Repurchase Program

NEW YORK, July 13, 2022 (GLOBE NEWSWIRE) — The OLB Group, Inc., (NASDAQ:OLB), a diversified Fintech eCommerce merchant services provider and cryptocurrency mining enterprise, announced today that its Board of Directors has authorized a share repurchase program of up to 1,000,000 shares of its outstanding shares of common stock.

Ronny Yakov, CEO of OLB Group, said, “Our Board of Directors has authorized this stock buyback to exercise our financial flexibility to buy our common stock from time to time as market conditions warrant. With no outstanding corporate debt and a, historically low, market valuation of 0.4 times projected 2022 revenue of $35 million, the Company sees an opportunity to reduce its shares outstanding at very attractive valuations.”

The Board authorized the Company to purchase its common stock periodically on a discretionary basis through open-market purchases utilizing existing cash balances. The amount and timing of purchases under the share buyback program is contingent upon cash on hand, cash flows from operations, general market conditions and other factors. The program is anticipated to commence following the release of OLB’s second quarter financial statements in August. The program does not require the Company to acquire a minimum amount of its common stock, has no set termination date and may be suspended or discontinued by the Board of Directors at any time.

Other Business Updates:

●	No corporate debt as of March 31, 2022

●	Projects positive cash flow by end of 2022

●	$4 million cash on hand as of March 31, 2022

●	Insider Share Ownership Approximately 32%

●	Diversified revenue sources (eCommerce merchant services and Bitcoin mining)

●	98% of revenue earned from profitable eCommerce operations

●	Annualized revenue run rate at $36 Million vs. 2021 revenue of $9.6 Million

●	As of July 7, 2022, company market valuation less than $14 Million and Price to Sales Ratio of 0.4

●	Increase in revenues projected from organic growth, acquisitions, new initiatives in crypto payments and Bitcoin mining

●	eCommerce and Bitcoin mining annualized revenue run rate projected to be between $36 million and $38 million by the end of 2022

Future OLB Press Releases and Updates

Interested investors or shareholders can be notified of future Press releases and Industry Updates by e-mailing: ir@olb.com

About The OLB Group, Inc.

The OLB Group, Inc. is a diversified Fintech eCommerce merchant services provider and Bitcoin crypto mining enterprise. The Company’s eCommerce platform delivers cloud-based merchant services for a comprehensive digital commerce solution to over 10,500 merchants in all 50 states. DMint, a wholly owned subsidiary of OLB Group, is engaged in the mining of Bitcoin utilizing sustainable natural gas with an initial deployment of efficient 1,000 ASIC-based S19j Pro 96T mining computers.

For more information about The OLB Group, please visit https://www.olb.com and http://investors.olb.com

Safe Harbor Statement

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning the impact of COVID-19 on our operations and financial condition, our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce and SecurePay applications, including payment methods, to our current merchants and the integration of our secure payment gateway with our crowdfunding platform, our ability to successfully launch a cryptocurrency mining operation and our ability to earn revenue from the new operations. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include statements regarding the expected revenue and income for operations to be generated by The OLB Group, Inc. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Contacts

OLB Group Investor Relations
Rick Lutz
IR@OLB.com
(212) 278-0900 Ext. 333